December 14, 2009

PROLOR Biotech, Inc.
3 Sapir Street
Weizmann Science Park
Nes-Ziona, Israel  74140

Re:	Registration Statement on Form S-8 for the (i) Modigene Inc. 2005 Stock Incentive Plan and (ii) Modigene Inc. 2007 Equity Incentive Plan.

Ladies and Gentlemen:

On or about the date hereof, PROLOR Biotech, Inc., a Nevada corporation (f/k/a Modigene Inc., the “Company”), transmitted for filing with the Securities and Exchange Commission (the “Commission”) a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the offering and sale by the Company of up to an aggregate of 8,244,923 shares of the Company’s common stock, par value $0.00001 per share (“Common Stock”), under the Modigene Inc. 2005 Stock Incentive Plan (the “2005 Plan”) and the Modigene Inc. 2007 Equity Incentive Plan (the “2007 Plan” and, together with the 2005 Plan, the “Plans”). We have acted as counsel to the Company in connection with the preparation and filing of the Registration Statement.

In connection therewith, we have examined and relied upon the original or a copy, certified to our satisfaction, of:  (i) the Articles of Incorporation and Bylaws of the Company, each as amended to the date hereof; (ii) records of corporate proceedings of the Company related to the Plans; (iii) the Registration Statement and exhibits thereto; and (iv) such other documents and instruments as we have deemed necessary for the expression of the opinions contained herein. In making the foregoing examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified, facsimile, electronic or photostatic copies.  We have further assumed that the Company has reserved for issuance an adequate number of authorized and unissued shares of Common Stock for issuance under the Plans.  As to various questions of fact material to this opinion, we have relied, to the extent we deemed reasonably appropriate, upon representations of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independently checking or verifying the accuracy of such documents, records and instruments.

Based upon the foregoing and in reliance thereon and subject to the assumptions, exceptions, qualifications and limitations set forth herein. we are of the opinion that the shares of Common Stock issuable under the Plans have been duly authorized and when issued and delivered pursuant to the terms of the relevant Plan and related award agreement against payment of the exercise price or other consideration therefor, will be validly issued, fully paid and nonassessable.

ALBANY
AMSTERDAM
ATLANTA
AUSTIN
BERLIN*
BOSTON
BRUSSELS*
CHICAGO
DALLAS
DELAWARE
DENVER
FORT LAUDERDALE
HOUSTON
LAS VEGAS
LONDON*
LOS ANGELES
MIAMI
MILAN*
NEW JERSEY
NEW YORK
ORANGE COUNTY
ORLANDO
PALM BEACH COUNTY
PHILADELPHIA
PHOENIX
ROME*
SACRAMENTO
SHANGHAI
SILICON VALLEY
TALLAHASSEE
TAMPA
TOKYO*
TYSONS CORNER
WASHINGTON, D.C.
WHITE PLAINS
ZURICH
* STRATEGIC ALLIANCE

GREENBERG TRAURIG, LLP  ■  ATTORNEYS AT LAW  ■  WWW.GTLAW.COM
3773 Howard Hughes Parkway, Suite 400 North ■  Las Vegas, Nevada 89169 ■  Tel 702.792.3773 ■  Fax 702.792.9002

PROLOR Biotech, Inc.
December 14, 2009

Re:	Registration Statement on Form S-8

This opinion is rendered only to you and is solely for your benefit in connection with the transactions covered hereby. This opinion may not be relied upon by you for any other purpose, or furnished to, quoted to or relied upon by any other person, firm or corporation for any purpose, without our prior written consent.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

The opinions expressed herein are specifically limited to the laws of the State of Nevada and the federal laws of the United States of America and are as of the date hereof. We assume no obligation to update or supplement such opinions to reflect any facts or circumstances that may hereafter come to our attention or any changes in law that may hereafter occur.

Sincerely, GREENBERG TRAURIG, LLP /s/ Greenberg Traurig, LLP